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CROMPTON ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO WAITING
PERIOD IN PROPOSED MERGER WITH GREAT LAKES CHEMICAL

MIDDLEBURY, CT - April 29, 2005 - Crompton Corporation (NYSE: CK) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 relating to its proposed merger with Great Lakes Chemical Corporation
(NYSE: GLK) has expired.

Approval of the transaction by European competition authorities is still pending.

Crompton Corporation, with 2004 sales of $2.5 billion, is a producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.